UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2006, the Company announced that Bernard P. (Randy) Randolph, 72, a retired Air Force General and a former executive at the TRW Space and Electronics Group, has been appointed to the company’s board of directors.

General Randolph, who served in the U.S. Air Force for 35 years, has extensive experience in both military and commercial development of high technology systems. His last Air Force assignment was as Commander of the Air Force’s Systems Command, which was responsible for the development and procurement of all major defense systems. General Randolph later joined TRW Space and Electronics Group, where he held dual roles as Vice President and General Manager of the Defense Communications Division and Vice President and Special Assistant to the Group General Manager.

Mr. Randolph graduated from Xavier University with a degree in chemistry. He later earned bachelor’s and master’s degrees in electrical engineering from the University of North Dakota, and a master’s degree in business administration from Auburn University. In 1989, he received an honorary doctorate of engineering from the University of North Dakota.

A copy of the press release announcing this appointment is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 20, 2006, the Company responded further to an article that appeared in Barron's recently that contained allegations about the Company. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press Release dated April 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 20, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 20, 2006